Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of June, 1997

Principal and Interest Collections

  Beginning Pool Balance                                      (1) $   171,281,450.04

  Beginning Pool Factor [(1)/$ 183,011,151.56]                (2)          0.9359072

  Principal Collected                                         (3) $     4,597,312.94

  Interest Collected                                          (4) $     1,345,892.75

    Less:  Accrued Interest Prior to Cut Off Date             (5)         842,961.39

    Less:  Additional Purchased Accrued Interest             (5a)               0.00

    Plus:  Purchased Accrued Interest -
                   End of Collection Period                   (6)         818,168.69

  Net decrease/(increase) in Purchased
   Accrued Interest [(5)+(5a)-(6)]                            (7) $        24,792.70

    Plus:  "Non-Reimbursable Interest Payment"                (8)          11,805.75

                  Total Interest Received
                   [(4)-(5)-(5a)+(6)+(8)]                     (9) $     1,332,905.80

     Additional Deposits
       (i)   Repurchase Amounts                               (10)              0.00
      (ii)   Liquidation Proceeds                             (11)         13,600.00
     (iii)   Yield Supplement Deposit Amount                  (12)              0.00

     Total Additional Deposits  [(10)+(11)+(12)]              (13) $       13,600.00

     Total Available Funds [(3)+(9)+(13)]                     (14) $    5,943,818.74

     Defaulted Receivable Principal Balance  [(A1)]           (15) $       24,452.26

     Ending Pool Balance [(1)-(3)-(15)]                       (16) $  166,659,684.84

     Ending Pool Factor [(16)/$ 183,011,151.56]               (17)         0.9106532

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

   Servicer's Certificate
   For the Month of June, 1997

Distributions:
                                                      Class A            Class B           Total
Class Percentage                                        96.5%               3.5%            100%
Pool Factor (Ending Pool Balance)                   0.9106532         0.9106532        0.9106532
Class Coupon                                            6.64%              6.83%

June Beginning Pool Balance [(1)]             $165,286,599.29     $5,994,850.75  $171,281,450.04

June Ending Pool Balance [(16)]               $160,826,595.87     $5,833,088.97  $166,659,684.84

Collected Principal [(3)]                       $4,436,406.99       $160,905.95    $4,597,312.94

Collected Interest [(9)]                        $1,286,254.10        $46,651.70    $1,332,905.80

Other Collected Interest  [(9a)]                        $0.00             $0.00            $0.00

Additional Deposits [(10)+(11)]                    $13,124.00           $476.00       $13,600.00

Servicing Fee [(1.0%/12)x(1)]                    ($137,738.83)       ($4,995.71)   ($142,734.54)

Total Available Funds                           $5,598,046.26       $203,037.94    $5,801,084.20

Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]        $4,460,003.42       $161,761.78   $4,621,765.20

Interest Distributable Amount [(1)x(coupon/12      $914,585.85        $34,120.69     $948,706.54

    Total Payments to Certificateholders         $5,374,589.27       $195,882.47   $5,570,471.74

Reserve Fund payment                                     $0.00             $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                $0.00

Class A Interest Carryover Shortfall                     $0.00

Class A Principal Carryover Shortfall                    $0.00

Class B Interest Carryover Shortfall                                       $0.00

Class B Principal Carryover Shortfall                                      $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller                $223,456.99         $7,155.47     $230,612.46
Memo:
   Principal Difference                            ($10,472.43)         ($379.83)   ($10,852.26)
   Interest Difference                             $233,929.42         $7,535.30     $241,464.72
   Total                                           $223,456.99         $7,155.47     $230,612.46

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of June, 1997

Determination of the Servicer Letter of Credit Amount
   Number of Contracts - End of Month                            (45)         N/A

   Original number of contracts                                  (46)         N/A

   Percent of Original Contracts remaining
        [((45)/(46))x100]                                        (47)         N/A

   Original Servicer Letter of Credit Amount                     (48) $       N/A

   Revised Servicer Letter of Credit Amount
        [Lessor of [(48)x(47) or the Beginning
        Pool Balance (1)]                                        (49) $       N/A

   Prior Month Servicer Letter of Credit Amount
        [Previous Month (49)]                                    (50) $       N/A

   Servicer Letter of Credit Fee                                 (51) $       N/A

Yield Supplement Amount

   Receivables with coupon rates below 7.65%
       Principal Outstanding                                     (52) $       N/A

       Number of receivables                                     (53)         N/A

       Interest on the Receivables at their APR                  (54) $       N/A

       Interest due on the Receivables at the
            Pass-Through Rate                                    (55) $       N/A

       Yield Supplement Amount [(54)-(55)]                       (56) $       N/A

Defaulted Receivables
   Amount of principal and accrued interest due from
         Obligors on Defaulted Receivables
            Principal                                            (A1) $ 24,452.26
            Interest                                             (A2)      258.26
            Expense                                              (A3)        7.00
            Total                                                 (A) $ 24,717.52

         Less:   Liquidation Proceeds                             (B) $ 13,600.00
   Realized Loss  [(A1)+(A2)-(B)]                                 (C) $ 11,110.52

   Cumulative Losses  (Including Expenses)                        (D) $ 23,053.00
   Cumulative Loss Percentage  [(D)/$183,011,151.56]                       0.01%
          (Less than 1.5% ?)

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of June, 1997


Reconciliation of Reserve Fund

   Beginning Reserve Fund Balance                                (57) $ 3,631,871.87

        Plus:  Excess Amounts from Seller                       (57a)     230,612.46
        Plus:  Investment Earnings                              (57b)      17,200.95
        Less:  Reserve Fund Payments                             (58)           0.00
                       Subtotal Reserve Fund                          $ 3,879,685.28
        Plus:  Beginning Negative Carry Balance                 (58a)           0.00
        Plus:   Negative Carry Investment Earnings              (58b)           0.00
        Less:  Payment from Negative Carry                      (58c)           0.00

        Ending Negative Carry Balance                           (58d)           0.00

   Reserve Fund Prior to Payments to Seller                      (59) $ 3,879,685.28

   Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of: $3,660,223 or 2.50% of the Ending Pool Balance (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                  NA

   Required Amount                                              (60) $  4,166,492.12

   Amount of Excess Reserve released  [(59)-(60)]               (61) $          0.00
        (No Release to be made during Pre-funding period)


   Ending Reserve Fund Balance to be invested(including         (62) $  3,879,685.28
        Negative Carry Balance)


   Reserve Fund Balance as a Percent
        of the Ending Pool Balance                              (63)           2.33%

   Interest Income on Reserve Fund for June, 1997
        from First Chicago                                      (64) $     17,200.95

   Interest Income on Negative Carry Balance for June, 1997    (65) $          0.00
           from First Chicago

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of June, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $5,943,818.74
   Servicing Fees                                                      ($142,734.54)
Total Available Funds                                                  $5,801,084.20

Total payments to Class A                                              $5,374,589.27
Total payments to Class B                                                $195,882.47

Reserve Fund:
    Excess from Seller [(57a)]                                           $230,612.46
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $5,801,084.20

Amounts Held by Trustee:
   Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment) [(61)]        $0.00
   Less:  Balance of Prefunded Account payable
            to Certificateholders                                                N/A
       Less:  Amount paid from Negative Carry
                      Balance [(58c)]                                            N/A
       Less:  Amount paid from Pre-Funded
                      Amount Earnings [(72)]                                     N/A
       Total Other Collected Interest                          (9a)              N/A

Total Amount Held by Trustee                                                   $0.00

Net payment to the Trustee                                             $5,801,084.20

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                    (70)              N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                        (71)              N/A
    Plus:  Earnings on Pre-Funded Amount                       (72)              N/A
    Less:  Payment of Earnings                                 (73)              N/A

Ending Pre-Funding Amount                                      (74)              N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,436
            Less:  Account Paid Off / Repurchased                                112
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,324

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               8
      Aggregate Principal Balance Outstanding                            $359,593.24

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of June, 1997

Delinquent Accounts
   Period of Delinquency                      Units      Amount      Percent of Pool

   30 - 59 days                                 6   $ 197,750.01            0.12%
   60 - 89 days                                 1      12,157.23            0.01%
   90 days or more                              0           0.00            0.00%
       Total                                    7   $ 209,907.24            0.13%(A)

   Repossession Inventory                       8   $ 359,593.24           0.216%(B)

Delinquency Percentage
                                                                         Quarter
                                          APR         MAY        JUN      Total(Avg)

   90 days or more  (000)           $     0.0   $     26.4  $     0.0     $   8.8

   Repossession Inventory (000)     $   172.4   $    271.0  $   359.6     $ 267.6

   Total                            $   172.4   $    297.4  $   359.6     $ 276.5(A)

   Ending Pool Balance (mils)       $   174.7   $    171.3  $   166.7     $ 170.9(B)

   Delinquency Percentage (A)/(B)                                           0.16%

Realized Loss Analysis
                                                                          Quarter
                                         APR         MAY          JUN      Total
Realized Losses/(Recoveries)  (X)
         [(A1+(A2)-(B)]  (000)      $     6.7   $    5.1   $    11.1    $ 22.9(Sum)

Beginning Pool Balance (mils) (Y)   $   179.7   $  174.7   $   171.3    $175.2(Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                   0.05%

Realized Losses Since Inception (less than $2,745,168 ?)               $22,904.57

Change in Realized Losses                                              $11,110.52

Proceeds from Insurance and Dealer Repurchases

         Proceeds received during the month from
              physical damage insurance                                   $ 0.00

         Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted Receivables        $ 0.00
